Exhibit 99
to Form 8-K dated 1/7/08

	2007	2008	2009	2010	2011
Common Plant	$250	$200	$175	$175	$250
SmartMeter™ Program (1)	$225	$250	$325	$250	$225
Gas Transmission	$150	$225	$225	$200	$200
Electric Transmission	$425	$600	$575	$875	$1,125
Generation (2)	$500	$1,075	$800	$475	$250
Distribution	$1,325	$1,275	$1,225	$1,225	$1,350
Total	$2,875	$3,625	$3,325	$3,200	$3,400

(1) The SmartMeter™ Program refers to the Utility’s advanced metering infrastructure. The amounts shown above exclude amounts related to the proposed upgrade of the SmartMeter™ Program, as described in an application filed by the Utility with the CPUC on December 12, 2007.

(2) This category of generation capital investment includes ongoing maintenance for existing generation facilities and capital expenditures related to new generation facilities.

See next page for discussion of factors that could cause actual results to differ materially.

The Utility’s capital expenditure outlook set forth above, the assumptions underlying the outlook, and management’s previously disclosed guidance for PG&E Corporation’s future earnings per share from operations (which guidance assumes the realization of the capital expenditure outlook among other assumptions) are forward-looking statements which are necessarily subject to various risks and uncertainties, the realization or resolution of which are outside of management's control. Actual results may differ materially. Factors that could cause actual results to differ materially include:
  the Utility’s ability to timely recover costs through rates and manage capital and expense costs within authorized levels;
  the outcome of regulatory proceedings, including pending and future ratemaking proceedings at the California Public Utilities Commission (CPUC)and the Federal Energy Regulatory Commission;
  the adequacy and price of electricity and natural gas supplies, and the ability of the Utility to manage and respond to the volatility of the electricity and natural gas markets;
  the effect of weather, storms, earthquakes, fires, floods, disease, other natural disasters, explosions, accidents, mechanical breakdowns, acts of terrorism, and other events or hazards on the Utility’s facilities and operations, its customers, and third parties on which the Utility relies;
  the potential impacts of climate change on the Utility’s electricity and natural gas business;
  changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology including the development of alternative energy sources, or other reasons;
  operating performance of the Utility’s Diablo Canyon nuclear generating facilities (Diablo Canyon), the occurrence of unplanned outages at Diablo Canyon, or the temporary or permanent cessation of operations at Diablo Canyon;
  whether the Utility is able to maintain the cost efficiencies it has recognized from the completed initiatives to improve its business processes and customer service and whether the Utility is able to identify and successfully implement additional cost-savings measures;
  whether the Utility is able to achieve the CPUC’s energy efficiency targets and timely recognize any incentives the Utility may earn;
  whether the Utility’s planned capital investment projects are timely completed within authorized cost amounts;
  the impact of changes in federal or state laws, or their interpretation, on energy policy and the regulation of utilities and their holding companies;
  the impact of changing wholesale electric or gas market rules, including the California Independent System Operator’s new rules to restructure the California wholesale electricity market;
  how the CPUC administers the conditions imposed on PG&E Corporation when it became the Utility’s holding company;
  the extent to which PG&E Corporation or the Utility incurs costs and liabilities in connection with litigation that are not recoverable through rates, from third parties, or through insurance recoveries;
  the ability of PG&E Corporation and/or the Utility to access capital markets and other sources of credit;
  the impact of environmental laws and regulations and the costs of compliance and remediation;
  the effect of municipalization, direct access, community choice aggregation, or other forms of bypass, and other risks and factors disclosed in PG&E Corporation’s and the Utility’s SEC reports, including those risk factors incorporated by reference into the Annual Report on Form 10-K for the year ended December 31, 2006.